The Bank of New York
101 Barclay Street, 22W
New York, NY 10286
USA










August 22, 2007

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American Depositary Shares
evidenced by the American
Depositary Receipts each
representing Four Ordinary
Shares of Tomorrow
International Holdings Limited
 (Form F6 File No. 3333506)



Ladies and Gentlemen

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in par value from HKD 0.01 to HKD 0.04 and from HKD 0.04 to HKD 0.004.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised par value change for Tomorrow International Holdings Limited.

The Prospectus has been revised to reflect the new par value of HKD 0.004

Effective June 21, 2006, the Companys Par
Value Changed from HKD 0.01 to HKD 0.04
Effective June 18, 2007 the Companys Par
Value Changed from HKD 0.04 to HKD 0.004

Please contact me with any questions or
comments at 212 8152476.

JoanneWang
Assistant Treasurer
The Bank of New York  ADR Division

Encl.
CC Paul Dudek, Esq. (Office of International
Corporate Finance)